Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-271545, 333-273716, 333-280906 and 333-282375) and Form S-8 (Nos. 333-143403, 333-204351, 333-229160, 333-231622, 333-233692, 333-260846, 333-272869 and 333-280619) of Sonida Senior Living, Inc. of our report dated March 9, 2026 relating to the financial statements of CNL Healthcare Properties, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

May 13, 2026